UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 30, 2021
INNOVID CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40048	87-3769599
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Irving Place, 12th Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)
+1 (212) 966-7555
(Registrant’s telephone number, including area code)
ION Acquisition Corp 2 Ltd.
89 Medinat Hayehudim Street
Herzliya 4676672, Israel
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CTV	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	CTV WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01   Regulation FD Disclosure.
The business combination between Innovid Corp. and ION Acquisition Corp 2, Ltd.(the “Business Combination”) closed on November 30, 2021.

On December 1, 2021, Innovid issued a press release announcing the listing of its common stock on the New York Stock Exchange. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference hereby.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Innovid under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1.
Important Information
Neither the SEC, any state securities commission or the Israel Securities Authority has approved or disapproved of the securities issued in connection with the Business Combination, or determined if the Registration Statement is accurate or adequate.

Forward-Looking Statements
This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Innovid’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Innovid’s expectations with respect to future performance and anticipated financial impacts of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Innovid’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the outcome of legal proceedings that have or may be instituted against Innovid; (ii) the inability to obtain or maintain the listing of the common stock of the post-acquisition company on The New York Stock Exchange; (iii) the risk that the announcement and consummation of the Business Combination disrupts current plans and operations; (iv) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Innovid to grow and manage growth profitably and retain its key employees; (v) costs related to the Business Combination; (vi) changes in applicable laws or regulations; (vii) the possibility that Innovid may be adversely affected by other economic, business, competitive and/or factors such as the COVID-19 pandemic; and (viii) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors” in the Registration Statement, and in Innovid’s other filings with the SEC. Innovid cautions that the foregoing list of factors is not exclusive. Innovid cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Innovid does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

About Innovid
Founded in 2007, Innovid powers connected TV (CTV) advertising streaming, personalization, and measurement for the world’s largest brands. Through a global infrastructure that enables data-driven personalization, real-time decisioning, scaled ad serving, and accredited measurement, Innovid offers its clients and partners streamlined solutions that optimize the value of investments across screens and devices. Innovid is an independent platform that leads the market in CTV innovation powered by exclusive partnerships designed to fuel the future of TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific.

Item 9.01   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of December 1, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovid Corp.

Date: December 1, 2021
	By:	/s/ Tanya Andreev-Kaspin
	Name:	Tanya Andreev-Kaspin
	Title:	Chief Financial Officer